CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 656 and Amendment No. 659 to the Registration Statement on Form N-1A of EA Series Trust and to the use of our report dated July 30, 2026 on the financial statements and financial highlights of Towle Small-Cap Value ETF (formerly, Towle Value ETF), a series of EA Series Trust. Such financial statements and financial highlights appear in the 2026 Financial Statements in Form N-CSR, which is incorporated by reference into the Registration Statement.

                        /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
September 28, 2026